UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2026

AVADEL PHARMACEUTICALS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37977	98-1341933
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Earlsfort Terrace Dublin 2, Ireland, D02 T380	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 901 5201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	AVDL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

Effective as of February 12, 2026, in connection with the Acquisition (as defined below), Avadel Pharmaceuticals plc (“Avadel” or the “Company”) exercised its right to terminate the Open Market Sale AgreementSM , dated May 8, 2024, by and between Avadel and Jefferies LLC, with respect to an “at-the-market” offering program under which the Company could sell, from time to time, its ordinary shares.

On February 12, 2026, in connection with the Acquisition, Avadel exercised its option to prepay RTW Royalty II DAC (“RTW”) approximately $60,246,950 to terminate existing royalty payments and obligations pursuant to the Purchase and Sale Agreement, dated March 29, 2023, by and between Avadel, Avadel CNS Pharmaceuticals, LLC and RTW (the “Royalty Purchase Agreement”). The Royalty Purchase Agreement will automatically terminate upon receipt of such payments.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 12, 2026, Avadel and Alkermes plc (“Alkermes”), completed the transactions contemplated by the previously announced Transaction Agreement (the “Original Transaction Agreement”) dated October 22, 2025, as amended by Amendment No. 1 to the Transaction Agreement (the “Amendment”) dated November 18, 2025, by and between Avadel and Alkermes (as amended, the “Transaction Agreement”). Pursuant to a court-sanctioned scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act 2014 (the “Scheme”), Alkermes acquired the entire issued and outstanding ordinary share capital of Avadel (the “Acquisition”) and Avadel became a wholly owned subsidiary of Alkermes. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Transaction Agreement.

The Acquisition was conditioned on, among other things, the sanction of the Scheme by the High Court of Ireland (the “High Court”) and the delivery of the order of the High Court sanctioning the Scheme (the “Court Order”) to the Registrar of Companies in Dublin, Ireland. On February 10, 2026, the High Court sanctioned the Scheme. On February 12, 2026, the Court Order was delivered to the Registrar of Companies, at which time the Scheme became effective (the “Effective Time”).

At the Effective Time, Alkermes acquired all of the issued and outstanding ordinary shares of Avadel, nominal value $0.01 per share (the “Avadel Shares”), other than Avadel Shares held by Alkermes or any of its concert parties (if any), and each holder of Avadel Shares outstanding as of 11:59 p.m., New York City time, on February 11, 2026, the business day prior to the occurrence of the Effective Time, became entitled to receive (i) $21.00 in cash (the “Cash Consideration”) for each Avadel Share and (ii) one non-transferable contingent value right (a “CVR”) for each Avadel Share, in each case in accordance with the terms of the Scheme and the Contingent Value Rights Agreement entered into at or prior to the Effective Time (the “CVR Agreement”), substantially in the form attached as Exhibit A to the Original Transaction Agreement ((i) and (ii) together, the “Total Consideration”). Each CVR represents a contractual right to receive a potential additional cash payment of $1.50 per Avadel Share upon the achievement of the milestone set forth in the CVR Agreement prior to the milestone expiration set forth in the CVR Agreement, subject to the terms and conditions thereof.

Pursuant to the Transaction Agreement, at the Effective Time:

(i)	each option to purchase Avadel Shares granted under any Avadel equity incentive plan, program or arrangement under which equity awards were outstanding (the “Avadel Share Plans”) (each, an “Avadel Option”) having an exercise price less than the Cash Consideration (each such option, an “Avadel Cash-Out Option”) that was outstanding immediately prior to the Effective Time, whether or not vested, was cancelled and converted into the right to receive (without interest), in consideration of the cancellation of such Avadel Cash-Out Option, (A) an amount in cash (less applicable tax and any other mandatory withholdings), equal to the product of (x) the total number of Avadel Shares subject to such Avadel Cash-Out Option immediately prior to the Effective Time multiplied by (y) the excess of the Cash Consideration over the applicable exercise price per Avadel Share under such Avadel Cash-Out Option, and (B) one (1) CVR for each Avadel Share subject to such Avadel Cash-Out Option immediately prior to the Effective Time (without regard to vesting);

(ii)	each Avadel Option that is not an Avadel Cash-Out Option and any Avadel Option with an exercise price equal to or greater than the Cash Consideration that was outstanding immediately prior to the Effective Time, whether or not vested, was cancelled for no consideration;

(iii)	each award of restricted share units representing the right to receive one or more Avadel Shares or the cash value thereof upon vesting and settlement whether granted pursuant to the Company Share Plans or otherwise (each, an “Avadel RSU Award”) that was outstanding was cancelled and, in exchange therefor, the holder of such cancelled Avadel RSU Award was entitled to receive (without interest), in consideration of the cancellation of such Avadel RSU Award, (A) an amount in cash (less applicable tax or any other mandatory withholdings) equal to the product of (x) the total number of Avadel Shares subject to such Avadel RSU Award immediately prior to the Effective Time multiplied by (y) the Cash Consideration and (B) one (1) CVR for each Avadel Share subject to such Avadel RSU Award immediately prior to the Effective Time (without regard to vesting); and

(iv)	each award of Avadel Shares subject to vesting restrictions or forfeiture back to Avadel (each, an “Avadel Restricted Stock Award”), whether granted pursuant to the Avadel Share Plans or otherwise that was outstanding immediately prior to the Effective Time vested in full as of immediately prior to the Effective Time and was treated in the same manner as all other Avadel Shares.

The foregoing descriptions of the Original Transaction Agreement, the Amendment, and Appendix III to the Rule 2.7 Announcement (the “Conditions Appendix”) do not purport to be complete and are subject to, and qualified in their entireties by, the full text of the Original Transaction Agreement, the Amendment and the Conditions Appendix, which are incorporated by reference as Exhibits 2.1, 2.2 and 2.3 to this Current Report on Form 8-K and incorporated by reference into this Item 2.01. References to the Transaction Agreement or Original Transaction Agreement from and after the entry into the Amendment on November 18, 2025 refer to the Original Transaction Agreement as amended by the Amendment.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Acquisition, Avadel requested that the Nasdaq Global Market (“Nasdaq”) (a) halt trading of the Avadel Shares effective as of 7:50 p.m. New York City time on February 11, 2026 and (b) file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist the Avadel Shares. Upon effectiveness of such Form 25, Alkermes and Avadel intend to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting that the Avadel Shares be deregistered and that Avadel’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended with respect to the Avadel Shares.

Item 3.03	Material Modification to Rights of Security Holders.

At the Effective Time, each holder of Avadel Shares outstanding immediately prior to the Effective Time ceased to have any rights as a shareholder of Avadel other than the right to receive the Total Consideration.

The information set forth in Items 2.01, 3.01, 5.01 and 5.03 is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the Scheme, a change in control of Avadel occurred, and Avadel became a wholly owned subsidiary of Alkermes.

The information set forth in Items 2.01, 3.01, 3.03, 5.02 and 5.03 is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 is incorporated by reference into this Item 5.02.

In connection with the Acquisition and as of the Effective Time, Gregory J. Divis (Chief Executive Officer), Thomas S. McHugh (Chief Financial Officer), Susan Rodriguez (Chief Operating Officer) and Jerad G. Seurer (General Counsel and Corporate Secretary) ceased to serve in their capacities as executive officers of Avadel.

Additionally, as of the Effective Time, each of Geoffrey M. Glass, Gregory J. Divis, Dr. Eric J. Ende, Dr. Mark A. McCamish, Linda S. Palczuk, Peter J. Thornton and Dr. Naseem S. Amin ceased serving as a member of the board of directors of Avadel and each committee thereof on which such director served.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the Transaction Agreement and following the approval of the Avadel Shareholders at the EGM convened in connection with the Scheme, effective as of the Effective Time, the Memorandum and Articles of Association of the Company were amended. A copy of the amended Memorandum and Articles of Association of the Company is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 12, 2026, the Company and Alkermes issued a joint press release announcing the successful completion of the Acquisition. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The information in this Item 7.01, and in Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description

2.1*	Transaction Agreement, dated as of October 22, 2025, by and between Alkermes plc and Avadel Pharmaceuticals plc (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 22, 2025).*

2.2	Amendment No. 1 to the Transaction Agreement, dated as of November 18, 2025, by and between Alkermes plc and Avadel Pharmaceuticals plc (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by the Company with the SEC on November 19, 2025).

2.3	Appendix III to the Rule 2.7 Announcement, dated as of October 22, 2025 (Conditions Appendix) (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by the Company with the SEC on October 22, 2025).

3.1	Amended Memorandum and Articles of Association of Avadel Pharmaceuticals plc, effective as of February 12, 2026.

99.1	Press release issued by Alkermes plc and Avadel Pharmaceuticals plc on February 12, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2026	AVADEL PHARMACEUTICALS PLC

	By:	/s/ Declan O’Connor
		Name:	Declan O’Connor
		Title:	Director